EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE

NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate June 16, 2011	Investor Contact: Jon Swets Senior Vice President and CFO 616-494-7645

Macatawa Bank Corporation
Announces Results of Rights Offering and
Number of Shares Available in Public Offering

Holland, Mich., June 16, 2011. Macatawa Bank Corporation (NASDAQ: MCBC) today announced the results of its recently completed rights offering and the number of shares available for purchase in the public offering. Macatawa Bank Corporation common stock is traded on The Nasdaq Global Select Market under the ticker symbol "MCBC."

On May 10, 2011, the Company commenced its rights offering and public offering of shares of its common stock at a price of $2.30 per share.

At 5:00 p.m., Eastern Time, on June 7, 2011, the rights offering expired. In the rights offering, shareholders exercising their rights purchased a total of 4,456,186 shares of the Company's common stock at a price of $2.30 per share, for an aggregate purchase price of approximately $10.2 million. The shares purchased in the rights offering are expected to be issued during the week of June 12, 2011.

The Board of Directors has determined that 4,456,186 shares of Company common stock are available for purchase in the public offering at a price of $2.30 per share, for an aggregate purchase price of approximately $10.2 million. Because of its decision to give existing shareholders the right to purchase in the rights offering substantially all of the shares offered for sale in the offerings, the Company had not previously made available any shares in the public offering.

The original size of the offering, $41 million and 17,826,086 shares, was selected by the Board of Directors as the size required to be able to offer each existing shareholder the right to buy one share of common stock for each share of common stock owned on the record date for the rights offering. This amount is more than the Board of Directors believed to be necessary to meet the Company's capital requirements and the Board of Directors did not expect that all shareholders would exercise their rights to purchase shares in the rights offering. The Board of Directors has reduced the size of the offering to a total offering size of $20.5 million and 8,912,372 shares after careful consideration of the success of the rights offering, the number of written expressions of interest to participate in the public offering received to date, the amount of capital required to comply with the Bank's consent order, the Company's other capital needs, potential dilution to existing shareholders, including those who purchased shares in the rights offering, which could result from the sale of a larger number of shares, and perceived additional interest in the public offering. Having considered these factors, the Board of Directors determined that it was appropriate to limit the number of shares offered in the public offering to the same number of shares purchased in the rights offering.

The Company was able to allocate shares for purchase to all potential investors who provided written expressions of interest to participate in the public offering prior to the end of the rights offering and has additional shares available for purchase by interested investors. The Company reserves the right to allocate shares offered to investors in the public offering in its sole discretion and for any reason.

Richard L. Postma, Chairman of the Board of the Company, said, "Our Board of Directors is extremely pleased with the support our shareholders and members of our community have expressed through their purchases of Macatawa Bank Corporation common stock. Hundreds of our shareholders chose to increase their investment in our company and the expressions of interest we have received to invest in the public offering demonstrate that there is strong support for our community bank by members of the community we serve. Based on the success of the rights offering, the level of expressions of interest received to invest in the public offering, and interim developments at the Bank occurring since March 31, 2011, we expect that the Bank will exceed the capital requirements of its consent order and the Company's holding company liquidity needs will be addressed as of June 30, 2011. Our mission continues to be to serve West Michigan as an exceptional community bank."

Shareholders or other prospective investors who wish to purchase shares in the public offering, but who have not yet submitted an expression of interest to do so, should promptly contact Jon W. Swets at jswets@macatawabank.com or (616) 494-7645.

The Company will begin sending to shareholders and other prospective investors to whom it allocates shares for purchase in the public offering the following:

•	Notice of allocation of shares in the public offering;
•	Prospectus supplement setting forth the results of the rights offering and the number of shares available for purchase in the public offering; and
•	Subscription agreement.

Shareholders and other prospective investors who receive these documents and wish to purchase all or a portion of the shares allocated to them in the public offering must then promptly do the following:

•	Review the documents carefully;
•	Complete and sign the subscription agreement;
•	Make payment by wire transfer or certified check payable to Macatawa Bank Corporation in an amount equal to $2.30 multiplied by the number of shares you are purchasing; and
•	Return the completed subscription agreement and payment to Macatawa Bank Corporation not later than 5:00 p.m., Eastern Time, on June 27, 2011.
•

If shares have been allocated to a shareholder or other prospective investor because the investor previously provided an expression of interest to participate in the public offering, then the investor should return the completed subscription agreement and payment to Macatawa Bank Corporation not later than 5:00 p.m., Eastern Time, on June 23, 2011. Although we may continue to accept completed subscription agreements and payments until not later than 5:00 p.m., Eastern Time, on June 27, 2011, we may, in our discretion, re-allocate shares to other purchasers if we do not receive a completed subscription agreement and payment before 5:00 p.m., Eastern Time, on June 23, 2011.

The Company intends to use a portion of the net proceeds of the offerings to contribute to the capital of Macatawa Bank to increase its capital and regulatory capital ratios to comply with its regulatory consent order and for general corporate purposes, including funding organic loan growth and long-term strategic opportunities.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company of Macatawa Bank. Macatawa Bank offers a full range of banking, investment and trust services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties, Michigan. Services include commercial, consumer and real estate financing; business and personal deposit services; ATMs and Internet banking services; trust and employee benefit plan services and various investment services.

Macatawa Bank Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the company has filed with the SEC for more complete information about the company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. The prospectus is also available by accessing the company's website at Macatawabank.com and clicking "Investor Relations," "Documents/SEC" and "Prospectus." Alternatively, the company will send you the prospectus if you request it by calling toll-free 1-877-820-BANK or request it by e-mail at connect@macatawabank.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that are identifiable by words or phrases such as "will," "mission," "continues," "prospective," "intends," and "expect." Our ability to raise additional capital (including the successful completion of the public offering) and comply with our consent order is not entirely within our control and is not assured. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results and outcomes may materially differ from what may be expressed or implied in the forward-looking statements. Risk factors include the risk factors described under the heading "Risk Factors" in our prospectus and in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010.